Citizens, Inc. Appoints Jon Stenberg as President

Experienced growth leader and company-builder to further leverage Citizens’ novel opportunities

AUSTIN, TX – March 18, 2024 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today announced the appointment of Jon Stenberg as President of Citizens. Mr. Stenberg brings over 30 years of success in building high-performing teams and scaling revenue at multiple life insurance enterprises. He will report to Gerald W. Shields, Citizens’ Vice Chairman and CEO.

In this new role, Mr. Stenberg will lead the operations and technology functions and lead our Security Plan life insurance business.

“Jon joins Citizens at an exciting time for the Company. Citizens is on-track for an unprecedented year,” said Gerald Shields. “He is an outstanding addition to Citizens’ strong leadership team as we continue our momentum to capitalize on the unique opportunities in front of us.”

“I have spent most of my career building high-performing teams to capitalize on growth opportunities that have massive addressable market implications,” said Jon Stenberg. “I am thrilled to join Citizens at such an important time for the Company. Customers in large and underserved markets are embracing Citizens’ innovative new products. I look forward to working closely with the team to further grow and create value for our customers and shareholders.”

This announcement comes at an exciting time as Citizens continues to make significant progress on its strategic roadmap. In addition, the Company has delivered sustainable increased book value per share and enhanced operating results. Mr. Shields continued, “We're proud that AM Best initiated financial strength and credit ratings on Citizens, Inc.'s CICA Life Insurance Company of America in 2023, recognizing CICA’s Very Strong balance sheet and outlook. We remain fully committed to persistent and profitable growth, as evidenced by our positive net cash from operations annually since 2004 and no debt as of December 31, 2023.”

About Jon Stenberg

Mr. Stenberg comes to Citizens as an experienced growth leader in the life insurance industry. Mr. Stenberg served as Executive Vice President, Individual Life Division of Symetra Life Insurance Company where he pivoted its business model. The pivot resulted in sales growth from $67 million to over $100 million while improving profitability and capital efficiency.

Jon previously served as General Manager, Executive Vice President of Ameriprise Financial, where he drove strategy that sparked growth, and turned around flagging sales while he was responsible for all aspects of the life insurance division. He served as Head of Retail Insurance, Senior Vice President, of New York Life, where he expanded the Company’s core life insurance product line to help drive record sales. Additionally, he has served as a Partner of Blackbird International, consulting several companies in the life insurance industry. He served as UBS Insurance Agency’s President, Lincoln Financial Group’s Life Insurance Sales Vice President, and AETNA Life Division’s Regional Marketing Director.

Mr. Stenberg holds an MBA from Wharton School of Business at the University of Pennsylvania, and a Bachelor of Science degree from Central Michigan University.

About Citizens, Inc.

Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of Spanish, Portuguese, and Mandarin. The Company operates two primary segments: Life Insurance, where internationally the Company is a market leader in US Dollar denominated life insurance and where it is growing in niche markets in the United States through its white-label distribution channel, and Home Service Insurance, which operates primarily in the U.S. Gulf coast region. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate", “believe”, “project”, "intends," "continue" or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding its business performance, operational strategy, and other financial and operational measures. All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic report on Form 10-K for the year ended December 31, 2023. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.
Citizens, Inc. Investor Relations Contacts

Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)